Exhibit 99.1

United States Antimony Corporation Announces

Date For Release of Third Quarter and Nine Months

Ended September 30, 2025 Financial and Operating Results

Conference Call and Webcast set for

Wednesday, November 12, 2025, at 4:15 PM Eastern time

“The Critical Minerals and ZEO Company”

~ Antimony, Cobalt, Tungsten, and Zeolite ~

DALLAS, TX / ACCESS Newswire / November 7, 2025 / United States Antimony Corporation (“USAC,” “US Antimony,” or the “Company”), (NYSE American: UAMY) (NYSE Texas: UAMY), a leading producer and processor of antimony, zeolite, and other critical minerals, and the only fully integrated antimony company in the world outside of China and Russia, announces the date set to report its Third Quarter and Nine Months Ended September 30, 2025 Financial and Operational Results. The news release, conference call, and webcast are set for Wednesday, November 12, 2025 at 4:15 PM Eastern time. The information below provides details on how to join this conference call and webcast.

Title:	United States Antimony Corporation Third Quarter 2025 Results Webcast

Release and Event Date:	Wednesday, November 12, 2025, 4:15 PM Eastern time

Webcast URL:	https://www.webcaster5.com/Webcast/Page/2604/53183

Q&A:	Questions are to be typed and submitted through the online portal, accessed by the Webcast URL link.

Webcast Duration:	60 Minutes

Participant Number:	Toll Free: 888-506-0062 International: 973-528-0011 Participant Access Code: 876721

Webcast Replay Expiration:	Wednesday, November 12, 2026

Webcast Replay Location:	https://www.usantimony.com/investors

Speakers:	Gary C. Evans, Chairman and CEO
Joe Bardswich, Director and EVP, Chief Mining Engineer
Rick Isaak, SVP & Chief Financial Officer
Aaron Tenesch, VP Antimony Division
Jonathan Miller, VP Investor Relations

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S., Mexico, and Canada ("USAC," “U.S. Antimony,” the "Company," "Our," "Us," or "We") sell antimony, zeolite, and precious metals primarily in the U.S. and Canada. The Company processes third party ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Antimony metal is used in bearings, storage batteries, and ordnance. Antimony trisulfide is used as a primer in ammunition. The Company also recovers precious metals, primarily gold and silver, at its Montana facility from third party ore. At its Bear River Zeolite (“BRZ”) facility located in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. During 2024 and 2025, the Company began acquiring mining claims and leases located in Montana, Alaska and Ontario, Canada in an effort to expand its operations as well as its product offerings.

Learn more about United States Antimony Corporation at www.usantimony.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s future operations, production levels, financial performance, business strategy, market conditions, demand for antimony, zeolite, other critical minerals, and precious metals, expected costs, and other statements that are not historical facts. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates, as well as management’s beliefs and assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “could,” and variations of these words or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in such statements, including, but not limited to: fluctuations in the market prices and demand for antimony and zeolite; changes in domestic and global economic conditions; operational risks inherent in mining and mineral processing; geological or metallurgical conditions; availability and cost of energy, equipment, transportation, and labor; the Company’s ability to maintain or obtain permits, licenses, and regulatory approvals; changes in environmental and mining laws or regulations; competitive factors; the impact of geopolitical developments; and the effects of weather, natural disasters, or health pandemics on operations and supply chains. Additional information regarding risk factors that could cause actual results to differ materially is included in the Company’s filings with the U.S. Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Investor Relations Contact:	Media Relations Contact:

Jonathan Miller, VP, Investor Relations	Anthony D. Andora
4438 W. Lovers Lane, Unit 100	Edge Consulting, Inc.
Dallas, Texas 75209	1560 Market Street, Ste. 701
E-Mail: Jmiller@usantimony.com	Denver, Colorado 80202
Phone: 406-606-4117	E-Mail: Anthony@EdgeConsultingSolutions.com
Phone: 720-317-8927